UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2021 (March 3, 2021)

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road	Columbus	Georgia	31999
(Address of principal executive offices)			(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	AFL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 8, 2021, Aflac Incorporated (the “Company”) issued $400,000,000 aggregate principal amount of 1.125% Senior Sustainability Notes due 2026 (the “Notes”). The Notes were offered by the Company in a public offering pursuant to the Company’s Registration Statement on Form S-3ASR (No. 333-227244) (the “Registration Statement”), the prospectus dated September 7, 2018, and the related prospectus supplement dated March 3, 2021. The Company intends to allocate an amount at least equivalent to the net proceeds from the offering exclusively to existing or future investments in, or financing of, assets, businesses or projects which provide environmental or social benefits, meeting eligibility criteria under the Aflac Incorporated Sustainability Bond Framework.

The sale of the Notes was made pursuant to the terms of an underwriting agreement, dated March 3, 2021 (the “Underwriting Agreement”), by and among the Company and the several underwriters included on Schedule 1 thereto, for whom Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Academy Securities, Inc., Drexel Hamilton, LLC, and Wells Fargo Securities, LLC acted as representatives. The Underwriting Agreement contains customary terms, conditions, representations and warranties and indemnification provisions.

The Notes bear interest at the rate of 1.125% per annum from and including their date of issuance to, but excluding, March 15, 2026, or early redemption. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 each year, commencing on September 15, 2021. The Notes will be redeemable, at the sole option of the Company, in whole at any time or in part from time to time at a redemption price as described below. The redemption price for the Notes, at any time prior to February 15, 2026 (the “Par Call Date”) will be equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date, not including any portion of the payments of interest accrued as of such redemption date, discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points; plus, in each case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, such redemption date. On or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

The Notes are general unsecured obligations and rank equally in right of payment with any of the Company’s existing and future unsecured senior indebtedness. The Notes were issued under an indenture, dated as of May 21, 2009 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a twenty-eighth supplemental indenture, dated as of March 8, 2021 (the “Twenty-Eighth Supplemental Indenture”) between the Company and the Trustee. The Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description of the Underwriting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The description of the Indenture set forth above is qualified in its entirety by reference to the full text of each of the Base Indenture, a copy of which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 21, 2009, and the Twenty-Eighth Supplemental Indenture (including the form of Notes included therein), a copy of which is attached hereto as Exhibit 4.1, each of which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1-	Underwriting Agreement, dated March 3, 2021 between Aflac Incorporated and Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Academy Securities, Inc., Drexel Hamilton, LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto.

4.1-	Twenty-Eighth Supplemental Indenture, dated as of March 8, 2021, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.125% Senior Note due 2026).

5.1-	Opinion of Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of the Company, regarding the validity of the Notes.

5.2-	Opinion of Sidley Austin LLP, regarding the validity of the Notes.

23.1-	Consent of Audrey Boone Tillman, Esq. (included as part of Exhibit 5.1 hereto).

23.2-	Consent of Sidley Austin LLP (included as part of Exhibit 5.2 hereto).

104-	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

March 8, 2021	/s/ June Howard

June Howard
Senior Vice President, Financial Services
Chief Accounting Officer